UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

Intelsat S.A.

(Exact Name Of Registrant As Specified In Its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 rue Albert Borschette

Luxembourg

Grand Duchy of Luxembourg

L-1246

(Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported, on May 13, 2020, Intelsat S.A. (the “Company”) and certain of its subsidiaries commenced voluntary cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). On December 21, 2020, the Bankruptcy Court approved the Company’s 2021 Key Employee Incentive Plan (the “2021 KEIP”) for certain key employees of the Company, including our named executive officers, who are listed below. A copy of the Bankruptcy Court’s order may be available electronically at https://cases.stretto.com/intelsat. The documents and other information available via the foregoing website are not part of this Current Report and shall not be deemed incorporated herein.

Under the 2021 KEIP, each of our named executive officers has the opportunity to receive a quarterly cash incentive payment for each quarter of calendar year 2021, as well as a “catch-up” payment for overall performance for 2021, based upon achievement of objective performance criteria established by the compensation committee of the board of directors of the Company (the “Compensation Committee”) and approved by the Bankruptcy Court. The performance objectives applicable to our named executive officers and their weightings are as follows: (i) Adjusted EBITDA: 40%, (ii) Gogo Revenue: 20%; (iii) Network Availability: 15%; and (iv) C-Band Clearing: 25%.

Our named executive officers’ target quarterly cash incentive opportunities are as follows: (i) $1,125,000 for Mr. Spengler, (ii) $650,000 for Mr. Tolley, (iii) $516,750 for Ms. Bryan, (iv) $363,000 for Mr. Halawi and (v) $350,831 for Mr. DeMarco. Each named executive officer is entitled to 50% of his or her target quarterly cash incentive opportunity for achievement of threshold performance and 141% of his or her target quarterly cash incentive opportunity for achievement of maximum performance. The quarterly cash incentive payment for each quarter, to the extent certified as earned by the Compensation Committee, is payable (i) 50% on the earlier of (A) the date on which the Company emerges from bankruptcy (the “Emergence Date”) and (B) February 28, 2022 and (ii) 50% within approximately 60 days after the end of the applicable quarter.

If the Company emerges from bankruptcy before December 31, 2021, the 2021 KEIP will terminate effective as of the Emergence Date, provided, that, each named executive officer will remain entitled to (i) a pro-rated quarterly cash incentive for the quarter in which the Emergence Date occurs, based on the portion of the quarter elapsed through the Emergence Date, and (ii) a pro-rated “catch-up” payment for 2021, to the extent due based on cumulative performance for 2021.

The foregoing description of the 2021 KEIP does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 KEIP, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	2021 Key Employee Incentive Plan

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: December 21, 2020	By:	/s/ Michelle Bryan
	Name:	Michelle Bryan
	Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary